SmileDirectClub Reports Second Quarter 2022 Financial Results
Adjusted EBITDA and CapEx Improvements Drove Improving Cash Flow

NASHVILLE, Tenn., August 8, 2022 -- SmileDirectClub, Inc. (Nasdaq: SDC), the next generation oral care company with the first medtech platform for teeth straightening, today announced its financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Highlights

•Total revenue of $126 million, a 17.0% decrease over the first quarter of 2022 and a decrease of 27.8% over the prior year period.
•Net loss of $(65) million, an improvement of $8 million over the first quarter of 2022 and a decrease of $10 million over the prior year period.
•Adjusted EBITDA of $(23) million, a $11 million improvement over the first quarter of 2022, and a decrease of $1 million over the prior year period.
•Diluted EPS of $(0.17), an improvement of $0.02 over the first quarter of 2022, and a decrease of $0.03 over the prior year period.
•Net cash used in operating activities was $(18) million, an improvement of $43 million over the first quarter of 2022 and an improvement of $13 million over the prior year period.
•Free Cash Flow defined as net cash used in operating activities less net cash used in investing activities of $(36) million, an improvement of $41 million compared to the first quarter of 2022 and an improvement of $18 million over the prior year period

Key Operating Metrics and Strategic Highlights

•Second quarter unique aligner shipments of 62,705, a 17.8% sequential decrease over 76,254 shipments in the first quarter of 2022.
•Second quarter average aligner gross sales price (“ASP”) of $1,917 compared to $1,890 for the first quarter of 2022.

“Despite top line challenges, our cost control actions taken in the first quarter reduced our expense base and minimized the impact to our bottom-line, while delivering an improving cash flow result during the second quarter,” said David Katzman, Chief Executive Officer and Chairman of SmileDirectClub. “We recognize that reengaging top-line growth through innovation is important to the long-term success of our business. A key step in leveraging our technology innovations will be the rollout of our mobile scanning app for 3D treatment planning as part of our “SmileMaker Platform.” This is our proprietary smartphone-based scanning app with AI technology that allows customers to scan their teeth using their smartphone to see their 3D draft treatment plan for their new smile, learn how long it will take to straighten their teeth, and purchase within minutes of downloading our application. This technology delivers on the original vision of our founders for making it easy to get started with treatment, and no other clear aligner option out there can do what we have developed. This transformative innovation improves the customer experience and reduces the timeline between site visit and purchase decision that exists today. This new Go-to-Market strategy transforms SDC from a marketing led company for growth to a technology led company with a pipeline of new innovations that will be introduced into the market in future quarters. In addition to our SmileMaker Platform, we will continue to focus on executing on our key strategic growth initiatives, including expanding our customer reach through our partner network, investing in proprietary technologies and product innovations, developing and launching our SDC+ solution and pursuing profitable SmileShop expansion.”

Business Outlook

SmileDirectClub’s mission is to democratize access to a smile each and every person loves and deserves by making it affordable and convenient for everyone. The aspirational vision of our organization is to become the “world’s leading oral health brand by helping more people realize the life changing potential of a confident smile.” Our vision and mission are much greater than manufacturing and marketing clear aligners. Every decision and investment the Company has made is to support and expand this mission and enable its long-term growth potential. For us to realize our vision through our mission, we must expand our reach within and beyond our existing core customer base. Expanding reach comes through continuously bringing transformative innovation to the market across an entire portfolio of both consumer facing and non-consumer facing innovations through our focus on partner network, aligner product innovations, SDC+, oral care solutions and SmileShop expansion. SmileDirectClub possesses the unique assets and innovation to disrupt the incumbents, the agility to adjust to the needs of its customer, and a sustainable brand that is top of mind with consumers.

The Company has been issued 43 patents and counting for its innovations in orthodontic treatment planning, aligner manufacturing, smile scanning technologies, its proprietary telehealth platform and a variety of other areas. There are many more patents pending and in the pipeline in both the US and abroad on various technologies relating to data capture, 3D image capture, intraoral scanning, monitoring, manufacturing, and consumer products. In addition, the Company has enabled treatment for over 1.7 million customers, built the only end-to-end vertically integrated platform for the consumer at scale, created a Dental Partner Network with 690 global practices that are live or pending training, created oral care products available at over 16,300 retail stores worldwide, and remains the strongest teledentistry brand with 57% aided awareness.

When consumers are considering straightening their teeth, they typically do one or all of the following: One, they search online to understand their options; two, they might ask a dentist; and three, they might ask a friend or family member which option they should choose. Based on the Company’s research, consumers have noted its product and customer experience is nearly identical to Invisalign, less expensive, and more convenient. For other teledentistry platforms, its research showed that significantly fewer customers would recommend those brands compared with SmileDirectClub customers. The U.S. Brand Tracker first quarter survey separately noted that the Company’s unaided and aided brand awareness continued its separation from its teledentistry competitors and closer awareness compared to Invisalign. Additionally, the Company’s pioneering telehealth platform was recently recognized by MedTech Breakthrough, winning the “Best Telehealth Platform” award in 2022.

In addition to these investments to create the next generation of oral care and influence consumer decision making, the Company will continue to make strategic investments in penetrating new demographics to drive controlled growth, while also executing against its profitability goals. Lastly, favorable industry dynamics continue to increase with broader acceptance of telehealth and specifically teledentistry, minimal penetration against the total addressable market, a number of recent regulatory wins that should help remove barriers to access to care, and clear aligners gaining share in the overall industry.

Revised Full Year 2022 Guidance

Challenges to consumer spending accelerated faster than we anticipated during the quarter which, combined with reduced stimulus, sustained high inflation, and a shift in discretionary spending towards services have resulted in less predictable demand curves and lower overall expected demand for the balance of the year.

For the year ended December 31, 2022, the Company expects total revenue to be in the range of $450 million to $500 million. The full year 2022 costs and capital outlook include (see Company’s supplemental earnings presentation for more insights regarding these assumptions):

•Gross margin range (as a percentage of total revenues) of 69.5% to 71.5%
•Adjusted EBITDA range of ($180 million) to ($140 million)
•CapEx range of $60 million to $70 million
•One-time costs range of $20 million to $25 million
•Year-end cash balance between $120 million to $160 million

Revenue and expense guidance updates now include contributions and investments for accelerated expansion of the Partner Network and SmileShop footprint expansion.

Conference Call Information

SmileDirectClub Second Quarter 2022 Conference Call Details

Date:	August 9, 2022
Time:	8:00 a.m. Eastern Time (7:00 a.m. Central Time)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com

A replay of the call may be accessed the same day from 11 a.m. Eastern Time on Tuesday, August 9, 2022 until 11:59 p.m. Eastern Time on Tuesday, August 16, 2022 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13730975. A copy of the second quarter 2022 results supplemental earnings presentation and an archived version of the call, when completed, will also be available on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.

Forward-Looking Statements

This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the ongoing assessment of the cyber incident, material legal, financial and reputational risks resulting from such incident and the related operational disruptions; the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021 and our Form 10-Q for the period ended March 31, 2022.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this earnings release.

About SmileDirectClub

SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. For more information, please visit SmileDirectClub.com.

Investor Relations:
Jesse Weaver
Global Head, FP&A and Investor Relations

Jonathan Fleetwood
Director, Investor Relations
investorrelations@smiledirectclub.com

Media Relations:
Kim Atkinson
Senior Vice President, Global Communications
press@smiledirectclub.com

SmileDirectClub, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2022	2021
ASSETS
Cash	$158,264	$224,860
Accounts receivable, net	166,528	184,558
Inventories	43,110	40,803
Prepaid and other current assets	23,816	17,519
Total current assets	391,718	467,740
Accounts receivable, net, non-current	55,093	59,210
Property, plant and equipment, net	210,574	227,201
Operating lease right-of-use assets	23,825	24,927
Other assets	19,350	15,480
Total assets	$700,560	$794,558
LIABILITIES AND EQUITY (DEFICIT)
Accounts payable	$33,780	$19,922
Accrued liabilities	91,062	122,066
Deferred revenue	17,352	20,258
Current portion of long-term debt	6,189	10,997
Other current liabilities	5,921	4,997
Total current liabilities	154,304	178,240
Long-term debt, net of current portion	785,961	729,973
Operating lease liabilities, net of current portion	18,482	20,352
Other long-term liabilities	349	347
Total liabilities	959,096	928,912
Equity (Deficit)
Class A common stock, par value $0.0001 and 120,995,922 shares issued and outstanding at June 30, 2022 and 119,280,781 shares issued and outstanding at December 31, 2021	12	12
Class B common stock, par value $0.0001 and 268,823,501 shares issued and outstanding at June 30, 2022 and 269,243,501 shares issued and outstanding at December 31, 2021	27	27
Additional paid-in-capital	460,820	448,867
Accumulated other comprehensive income	967	293
Accumulated deficit	(338,207)	(295,321)
Noncontrolling interest	(399,775)	(305,852)
Warrants	17,620	17,620
Total equity (deficit)	(258,536)	(134,354)
Total liabilities and equity (deficit)	$700,560	$794,558

SmileDirectClub, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue, net	$116,802	$162,587	$259,314	$351,389
Financing revenue	8,994	11,594	18,128	22,253
Total revenues	125,796	174,181	277,442	373,642
Cost of revenues	34,075	45,860	77,141	93,821
Gross profit	91,721	128,321	200,301	279,821
Marketing and selling expenses	71,191	95,943	167,902	193,066
General and administrative expenses	72,320	85,042	143,113	166,120
Lease abandonment and impairment of long-lived assets	—	—	1,232	—
Restructuring and other related costs	3,168	536	14,700	1,664
Loss from operations	(54,958)	(53,200)	(126,646)	(81,029)
Interest expense	4,454	1,939	6,010	19,505
Loss on extinguishment of debt	—	—	—	47,631
Other expense	5,818	130	7,241	1,042
Net loss before provision for income tax expense (benefit)	(65,230)	(55,269)	(139,897)	(149,207)
Provision for income tax expense (benefit)	256	(12)	(1,207)	1,695
Net loss	(65,486)	(55,257)	(138,690)	(150,902)
Net loss attributable to noncontrolling interest	(45,181)	(38,377)	(95,804)	(105,113)
Net loss attributable to SmileDirectClub, Inc.	$(20,305)	$(16,880)	$(42,886)	$(45,789)

Earnings (loss) per share of Class A common stock:
Basic	$(0.17)	$(0.14)	$(0.36)	$(0.39)
Diluted	$(0.17)	$(0.14)	$(0.36)	$(0.39)

Weighted average shares outstanding:
Basic	120,818,400	118,344,050	120,507,211	117,656,599
Diluted	389,665,923	387,609,677	389,483,239	387,246,120

SmileDirectClub, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net loss	$(138,690)	$(150,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	38,496	33,169
Deferred loan cost amortization	2,329	3,041
Equity-based compensation	13,866	27,167
Loss on extinguishment of debt	—	47,631
Paid in kind interest expense	—	3,324
Asset impairment and related charges	6,300	—
Other non-cash operating activities	1,102	798
Changes in operating assets and liabilities:
Accounts receivable	22,147	3,726
Inventories	(2,307)	(3,701)
Prepaid and other current assets	(6,377)	(6,572)
Accounts payable	16,726	(11,998)
Accrued liabilities	(29,790)	(2,990)
Deferred revenue	(2,906)	(2,044)
Net cash used in operating activities	(79,104)	(59,351)
Investing Activities
Purchases of property, equipment, and intangible assets	(32,872)	(45,303)
Net cash used in investing activities	(32,872)	(45,303)
Financing Activities
Repurchase of Class A shares to cover employee tax withholdings	(2,340)	(6,260)
Proceeds from stock purchase plan	429	632
Repayment of HPS Credit Facility	—	(396,497)
Payment of extinguishment costs	—	(37,701)
Borrowings of long-term debt	54,920	747,500
Payments of issuance costs	(5,426)	(21,179)
Purchase of capped call transactions	—	(69,518)
Final payment of Align arbitration	—	(43,400)
Principal payments on long-term debt	—	(4,609)
Payments of finance leases	(4,808)	(5,182)
Other	2,553	(83)
Net cash provided by financing activities	45,328	163,703
Effect of exchange rates change on cash and cash equivalents	52	875
Increase (decrease) in cash	(66,596)	59,924
Cash at beginning of period	224,860	316,724
Cash at end of period	$158,264	$376,648

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”) and Free Cash Flow. We provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Free Cash Flow and Adjusted EBITDA, to evaluate our actual operating performance and for the planning and forecasting of future periods.

We define Free Cash Flow as net cash used in operating activities less net cash used in investing activities.

We define Adjusted EBITDA as net loss, plus depreciation and amortization, interest expense, income tax expense (benefit), equity-based compensation, loss on extinguishment of debt, impairment of long-lived assets, abandonment and other related charges and certain other non-operating expenses, such as one-time store closure costs associated with our real estate repositioning strategy, severance, retention and other labor costs, certain one-time legal settlement costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance, and we believe it will provide the same to members/stockholders.

We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of both Free Cash Flow and Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure for Adjusted EBITDA, is set forth below.

SmileDirectClub, Inc.
Reconciliation of Free Cash Flow
(in thousands)

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Net Cash used in operating activities	$(17,840)	$(61,264)	$(31,013)
Net Cash used in investing activities	(17,754)	(15,118)	(22,322)
Free Cash Flow	$(35,594)	$(76,382)	$(53,335)

SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net loss	$(65,486)	$(73,204)	$(55,257)	$(138,690)	$(150,902)
Depreciation and amortization	19,580	18,916	16,709	38,496	33,169
Total interest expense	4,454	1,556	1,939	6,010	19,505
Income tax expense (benefit)	256	(1,463)	(12)	(1,207)	1,695
Lease abandonment and impairment of long-lived assets	—	1,232	—	1,232	—
Restructuring and other related costs	3,168	11,532	536	14,700	1,664
Loss on extinguishment of debt	—	—	—	—	47,631
Equity-based compensation	8,560	5,306	12,008	13,866	27,167
Other non-operating general and administrative losses	6,306	1,684	1,601	7,990	2,513
Adjusted EBITDA	$(23,162)	$(34,441)	$(22,476)	$(57,603)	$(17,558)